As filed with the U.S. Securities and Exchange Commission on April 5, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMMUNOVANT, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-2771572
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

320 West 37th Street New York, NY	10018
(Address of principal executive office)	(Zip Code)

Immunovant, Inc. 2019 Equity Incentive Plan

(Full title of the plan)

Eva Renee Barnett

Chief Financial Officer

Immunovant, Inc.

320 West 37th Street

New York, NY 10018

(917) 580-3099

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Marc Recht Brandon Fenn Cooley LLP 500 Boylston Street, 14th Floor Boston, MA 02116 (617) 937-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

We are filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “SEC”) for the purpose of registering an additional 5,213,194 shares of our common stock (“Common Stock”) under the 2019 Equity Incentive Plan, which shares of Common Stock are in addition to the shares of Common Stock registered on our Registration Statements on Form S-8 (File Nos. 333-236665, 333-239537, 333-262087 and 333-265477), filed with the SEC on February 26, 2020, June 29, 2020, January 10, 2022 and June 8, 2022, respectively (the “Prior Forms S-8”). In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Pursuant to General Instruction E to Form S-8, the contents of the Prior Forms S-8 are incorporated by reference herein. In addition, the following documents we filed with the SEC are incorporated by reference into this Registration Statement:

(a) Our Annual Report on Form 10-K for the fiscal year ended March 31, 2022 (the “Annual Report”), filed with the Commission on June 8, 2022;

(b) Our Quarterly Reports on Form 10-Q for the quarterly period ended June 30, 2022, filed with the SEC on August 5, 2022, for the quarterly period ended September  30, 2022, filed with the SEC on November 4, 2022 and for the quarterly period ended December  31, 2022, filed with the SEC on February 3, 2023;

(c) the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended March  31, 2022 from our definitive proxy statement relating to our 2022 annual meeting of stockholders, filed with the SEC on June 30, 2022;

(d) Our Current Reports on Form 8-K filed with the SEC on August  19, 2022, September 7, 2022 (only with respect to information filed under item  8.01), September  28, 2022 (only with respect to information filed under item 8.01), October  4, 2022, January  9, 2023 and March 27, 2023;

(e) The description of the Common Stock, which is contained in our Registration Statement on  Form 8-A, filed with the SEC on May 9, 2019 (File No. 001-38906) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description; and

All documents, reports and definitive proxy or information statements filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS.

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of Immunovant, Inc.	8-K	001-38906	3.1	December 20, 2019

4.2	Amended and Restated Bylaws of Immunovant, Inc.	8-K	001-38906	3.2	December 20, 2019

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.3*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	2019 Equity Incentive Plan.	10-K	001-38906	10.3	June 29, 2020

99.2	Forms of Option Grant Notices and Option Agreements under 2019 Equity Incentive Plan.	10-K	001-38906	10.3.1	June 29, 2020

99.3	Forms of Restricted Stock Unit Grant Notices and Award Agreements under 2019 Equity Incentive Plan.	10-K	001-38906	10.3.2	June 29, 2020

99.4	UK Sub-Plan to the Immunovant, Inc. 2019 Equity Incentive Plan.	10-Q	001-38906	10.1	February 3, 2023

99.5	Form of Stock Option Grant Notice and Agreement for the UK Sub-Plan.	10-Q	001-38906	10.2	February 3, 2023

99.6	Form of Restricted Stock Unit Grant Notice and Agreement for the UK Sub-Plan.	10-Q	001-38906	10.3	February 3, 2023

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on this 5th day of April, 2023.

IMMUNOVANT, INC.

By:	/S/ PETER SALZMANN
Peter Salzmann, M.D., M.B.A.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Salzmann, M.D. and Eva Renee Barnett, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ PETER SALZMANN Peter Salzmann, M.D., M.B.A.	Chief Executive Officer and Director (Principal Executive Officer)	April 5, 2023

/S/ EVA RENEE BARNETT Eva Renee Barnett	Chief Financial Officer (Principal Financial and Accounting Officer)	April 5, 2023

/S/ FRANK M. TORTI Frank M. Torti, M.D.	Executive Chairperson of the Board of Directors	April 5, 2023

/S/ ANDREW FROMKIN Andrew Fromkin	Director	April 5, 2023

/S/ DOUGLAS HUGHES Douglas Hughes	Director	April 5, 2023

/S/ GEORGE MIGAUSKY George Migausky	Director	April 5, 2023

/S/ ATUL PANDE Atul Pande, M.D.	Director	April 5, 2023

/S/ ERIC VENKER Eric Venker, M.D., Pharm.D.	Director	April 5, 2023